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EXHIBIT 10.46



                      EMPLOYMENT AND CONSULTING AGREEMENT
                      -----------------------------------

                 This Agreement is dated as of March 15, 1995 is by and between John A. Ruggiero of 13 Commonwealth Avenue, Boston, Massachusetts (the "Executive") and Telco Systems, Inc., a Delaware corporation with its principal place of business at 62 Nahatan Street, Norwood Massachusetts 02062 (the "Company").

                                R E C I T A L S
                                - - - - - - - -

                 The Executive is currently employed full time as chief executive officer of the Company. It is contemplated that the Executive will continue to be an Executive of the Company until either the Executive, or at any time after August 25, 1996 the Company, elects to change his relationship to that of consultant under a consulting arrangement with the Company. The purpose of this agreement is to formalize these relationships and to provide for the specific terms of the Executive's employment and consulting arrangement.

1.  Continued Employment.
    ---------------------

                 The Executive shall continue to be employed on a full-time basis until such employment is terminated pursuant to the provisions of section 2 hereof. During such employment period, the Executive shall be subject to the supervision of, and shall have such authority as is delegated to him by, the Company's board of directors in a manner consistent with the terms of this agreement. The Executive agrees that during such employment he will devote his full business time, attention and energies to the business and interests of the Company, and will faithfully, competently and to
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the best of his skill and ability serve in such capacity or capacities as he may occupy with the Company from time to time.

2.  Termination of Employment.
    --------------------------

                 The Executive's employment by the Company under section 1 shall continue until terminated in accordance with one of the following provisions:

                 2.1 VOLUNTARY TERMINATION. The Executive may terminate his employment hereunder at any time after December 31, 1995 by giving the Company 30 days' notice of termination. Upon the effective date of such termination, the Executive shall become a consultant to the Company under the terms of section 4 hereof.

                 2.2 TERMINATION BY THE COMPANY WITHOUT CAUSE PRIOR TO AUGUST 25, 1996. The Company may terminate the Executive's employment hereunder without cause at any time prior to August 25, 1996, upon written notice to the Executive, which termination shall be effective immediately or on such date as is specified in the notice. Any material reduction in the duties or title, or compensation and benefits, of the Executive shall be deemed to be a termination by the Company without cause under the provisions of this section 2.2; provided, however, that a change in office of the Executive from Chief Executive Officer to Chairman of the Board of Directors of the Company shall not be deemed to constitute such a termination. In the event of termination under the provisions of this section 2.2, the Executive shall forthwith become a consultant under the consulting arrangements described in section 4 hereof, and the Company shall make the payments described in sections 3.3 and 4.4 hereof.





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                 2.3  TERMINATION BY THE COMPANY WITHOUT CAUSE ON OR AFTER
AUGUST 25, 1996. The Company may terminate the Executive's employment hereunder without cause at any time on or after August 25, 1996 upon written notice to the Executive, which termination shall be effective immediately or on such date as is specified in the notice. As of the effective date of such termination of employment, the Executive shall become a consultant to the Company under the consulting arrangements described in section 4 hereof.

                 2.4 TERMINATION FOR CAUSE. The Executive's employment hereunder may be terminated by the Company at any time for cause, effective upon written notice thereof to the Executive. For purposes of this agreement, the term "cause" shall have the meaning as set forth in section 3(a)(iii) of the Senior Executive Benefits Agreement dated as of October 4, 1989 between the Company and the Executive (the "Golden Parachute Agreement"). In the event of termination pursuant to this section 2.4, the Company shall be under no further obligation to the Executive, under the consulting arrangements described in section 4 or otherwise, other than to pay the Executive his then current salary through the effective date of such termination.

                 2.5 TERMINATION ON DEATH OR DISABILITY. This agreement and the Executive's employment hereunder shall terminate on the death or disability of the Executive. For purposes of this agreement, the term "disability" shall mean the Executive's inability by reason of illness or other physical or other mental disability to perform the duties required by his employment hereunder for any consecutive period of 180 calendar days, provided that notice of





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any termination by the company because of the Executive's disability shall have been given to the Executive prior to the full resumption by him of the performance of such duties. In the event of termination under this section
2.5, the Company shall pay to the Executive or his estate, as the case may be, the payments described in section 3.3 hereof and the Executive's salary and bonus prorated through the effective date of termination of employment, in full discharge of all of the company's further obligations to the Executive hereunder.

                 2.6 CHANGE OF CONTROL. This agreement shall terminate in all respects, and be of no further force and effect, if and at such time as the Executive shall become entitled to severance benefits under the circumstances and as described in section 3 of the Golden Parachute Agreement.

3.  COMPENSATION AND BENEFITS RELATING TO EMPLOYMENT.  The provisions of this section 3 shall apply so long as the Executive continues to be employed pursuant to section 1 hereof.

                 3.1 SALARY AND BONUS. During such employment, the Executive shall be entitled to a salary at an annual rate fixed by the Company's board of directors, but not less than the rate in effect as of the date of this agreement. The Executive shall during such period be entitled to full participation in the Company's Management Incentive Plan, and pro rata participation in such Plan for any partial year in the event that his employment terminates during a Company fiscal year.

                 3.2  BENEFITS.  During the period of his employment under
section 1 hereof, the Executive shall be entitled to all executive





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fringe benefits to which he is presently entitled, subject only to such changes in such benefits as shall affect all senior executives of the Company.

                 3.3 SEVERANCE PAY. In the event that the Executive's employment by the Company pursuant to section 1 is terminated by the Company under section 2.2 or terminates under section 2.5 hereof, the Company shall pay the Executive a severance amount equal to 1.5 times his annual salary as then in effect, payable in equal installments bi-weekly over the one-year period commencing with the date of termination of such employment. Such payment shall be made notwithstanding that the Executive shall in the event of termination under section 2.2 be concurrently being paid as a consultant under section 4 hereof.

4. CONSULTING SERVICES. The provisions of this section 4 shall apply in the event that the Executive becomes a consultant to the Company upon termination of his employment under section 2.1, 2.2 or 2.3 hereof.

                 4.1 DESCRIPTION OF SERVICES DURING FIRST YEAR. During the first full year of the consulting period, commencing on the date of termination of Executive's employment under section 1 hereof, the Executive shall perform such services as shall be assigned to him by the board of directors or chief executive officer of the Company, including without limitation performing the duties of chief financial officer of the Company and services involving shareholder relations and strategic planning. Such services shall be performed at such times and places, within or outside the United States, and in such a manner, as shall be reasonably re-





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quested by the Company; provided, however, that the Executive shall not be required to devote more than one-half of his business time (an average of 20 hours per week) in performing consulting services during such first year.

                 4.2 DESCRIPTION OF SERVICES DURING SECOND YEAR. During the second full year of the Executive's consulting services hereunder, he shall perform such consulting and advisory services, at such times and places, as the Executive and the Company, acting through its chief executive officer, shall mutually agree.

                 4.3 ADDITIONAL CONSULTING PERIODS. The Executive shall continue to perform consulting services for consecutive one-year periods after the end of the second year of such services unless not less than thirty days prior to the end of a consulting year one party shall give the other written notice of the termination of such consulting services at the end of such consulting year. During any such consulting year subsequent to the second year, the Executive shall perform services on the same basis as was applicable to the second consulting year.

                 4.4 COMPENSATION. As full compensation for consulting services under sections 4.1 through 4.3 hereof, the Company shall pay the Executive a fee for each full year of such services equal to (a) one-half of his annual salary as of the date of the termination of his employment under section 1 hereof, plus (b) except with respect to consulting services resulting from the Executive's voluntary termination under section 2.1 hereof, an amount equal to one-quarter of the Executive's target annual bonus payable under the Company's Management Incentive Compensation Plan with respect





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to the year during which the Executive's employment terminated and his consulting services commenced. Such annual fee shall be prorated for any portion of a full year during which such consulting services are rendered. All fees shall be payable in equal monthly installments in arrears. The fees provided for in this section 4.4 shall be payable notwithstanding that the Executive may perform no services whatsoever on behalf of the Company during a payment period.

                 4.5 BENEFITS. During the period that the Executive is acting as a consultant under this section 4, he shall receive at no cost to him the benefits to which he is entitled pursuant to section 3.2 hereof, subject only to such changes in such benefits as shall affect all senior executives of the Company.

                 4.6 EXPENSES. The Company shall reimburse the Executive for all reasonable out-of-pocket expenses incurred in performing consulting services hereunder, including reasonable travel expenses. Reimbursement by the Company as aforesaid shall occur upon submission to the Company by the Executive of an itemized account thereof in reasonable detail.

                 4.7 NO AGENCY. In performing services hereunder the Executive shall be an independent contractor and shall have no power or authority to bind the Company or create any obligation or responsibility, express or implied, in the name or on behalf of the Company.

                 4.8 STOCK OPTIONS. Each outstanding stock option held by the Executive at the commencement of his consulting pursuant to this section 4, and each option granted to the Executive during





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his performance of consulting services hereunder, shall continue to vest during the period of his consulting services hereunder, and shall remain exercisable until 30 days after the date of termination of such consulting services.

                 4.9 SERVICES AS A DIRECTOR. In the event and to the extent that the Executive continues to act as a director of the Company while he is performing consulting services under this section 4, he shall receive such fees for services as a director as are paid to the Company's outside directors, without any reduction of or offset to the consulting fees payable pursuant to section 4.4 hereof.

                 4.10 EFFECT OF SUBSEQUENT EMPLOYMENT. In the event that the Executive obtains full-time employment at any time during the first two years of his consulting services hereunder, the Company shall pay the Executive an amount equal to one-half of the aggregate consulting fees payable with respect to the balance of such two-year period, in a single payment, and the Executive's consulting services under this section 4 shall forthwith terminate and neither party shall have any further obligation to the other with respect thereto.

                 4.11 ILLNESS, INCAPACITY OR DEATH OF THE EXECUTIVE. In the event that during a first two years of his consulting services hereunder, the Executive dies or is unable to perform his services by reason of disability (as defined in section 2.5 hereof), the Company shall continue to make payments pursuant to section 4.4 hereof to the Executive or his estate, as the case may be, for the balance of such two-year period.





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5.  Miscellaneous.
    --------------

                 5.1 INVALIDITY. The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision hereof.

                 5.2  ENTIRE AGREEMENT.   This agreement supersedes all prior
agreements, written or oral between the Executive and the Company relating the subject matter of this agreement; provided, however, that the Golden Parachute Agreement and the Executive's Invention, Non-disclosure and Non-competition Agreement with the Company shall each remain in full force and effect. It is acknowledged and agreed that the Golden Parachute Agreement shall terminate in all respects on termination of the Executive's employment under section 1 of this agreement.

                 5.3 AMENDMENTS. This agreement may not be amended or discharged in any respect except by a writing executed by the Executive and on behalf of the Company.

                 5.4 SUCCESSORS AND ASSIGNS. This agreement shall be binding upon and inure to the benefit of the successors, assigns, executors, administrators and personal representatives of the parties hereto.

                 5.5 GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

                 5.6 NOTICES. For purposes of this agreement, all notices and other communications provided for herein shall be in writing and shall be deemed been duly given when delivered, or mailed by certified mail, return receipt requested, postage prepaid, ad-





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dressed to a party at his or its addresses as set forth on the first page of this agreement, or to such other address that either party may furnish to the other in accordance herewith.

                 5.7 WAIVER OF BREACH. The waiver by either party of a breach of any provision of this agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

                 5.8 BONUSES. Nothing contained in this agreement shall be construed to prevent the Company from paying the Executive compensation in addition to that provided for herein, in the form of bonuses or otherwise, in the event that the board of directors of the Company shall deem it advisable to pay such compensation. Nothing contained in this agreement shall, however, be construed to obligate the Company to pay any such additional compensation.

                 IN WITNESS WHEREOF, the Executive has executed this agreement, and the Company has caused this agreement to be executed by a duly authorized officer, as of the date first above written.


                                            TELCO SYSTEMS, INC.


                                            By  /S/ Dean C. Campbell
                                                ---------------------
                                                Chairman of the Compensation
                                                Committee,
                                                Duly Authorized



                                            /S/ John A. Ruggiero
                                            -----------------------
                                            John A. Ruggiero






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